EXHIBIT 99.4

GREGORY GOLD PRODUCERS, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET (unaudited)

June 30,
2009
Assets
Current assets:
Cash and cash equivalents	$1,097

Equipment, net	61,841
Total Assets	$62,938

Liabilities and Shareholder’s Equity (Deficit)
Current liabilities:
Convertible note payable – current portion	$150,000
Accounts payable	29,823
Due to Wits Basin Precious Minerals Inc. (Parent)	5,483,233
Accrued expenses	86,361
Total current liabilities	5,749,417

Convertible note payable – long-term portion	304,923

Commitments and contingencies

Shareholder’s equity (deficit):
Common stock, $.01 par value, 50,000 shares authorized:
100 shares issued and outstanding at June 30, 2009	1
Accumulated deficit during exploration stage	(5,991,403)
Total shareholder’s equity (deficit)	(5,991,402)
Total Liabilities and Shareholder’s Equity (Deficit)	$62,938

The accompanying notes are an integral part of these financial statements.

GREGORY GOLD PRODUCERS, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS (unaudited)

			September 28, 2004
			(inception) to June 30,
	Six Months Ended June 30,
	2009	2008	2009
Revenues	$—	$—	$—

Operating Expenses:
General and administrative	30,520	41,829	487,343
Exploration expenses	42,997	1,109,525	5,366,700
Depreciation and amortization	9,260	8,589	69,425
Loss on disposal of assets	—	12,362	12,362
Total operating expenses	82,777	1,172,305	5,935,830
Loss from operations	(82,777)	(1,172,305)	(5,935,830)

Other Income (Expense):
Other income	—	432	1,396
Interest expense	(56,136)	—	(56,969)
Total other income (expense)	(56,136)	432	(55,573)
Loss before income taxes	(138,913)	(1,171,873)	(5,991,403)

Income tax provision	—	—	—
Net loss	$(138,913)	$(1,171,873)	$(5,991,403)

Net Loss per Share:
Basic and Diluted Net Loss per
Common Share	$(1,389)	$(11,719)	$(59,914)

Basic and Diluted Weighted Average
Common Shares Outstanding	100	100	100

The accompanying notes are an integral part of these financial statements.

GREGORY GOLD PRODUCERS, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS (unaudited)

			September 28, 2004
			(inception) to
	Six Months Ended June 30,		June 30,
	2009	2008	2009
OPERATING ACTIVITIES:
Net loss	$(138,913)	$(1,171,873)	$(5,991,403)
Adjustments to reconcile net loss to cash
flows from operating activities:
Depreciation and amortization	9,260	8,589	69,425
Loss on disposal of miscellaneous assets	—	12,362	12,362
Issuance of equity securities by Wits Basin Precious Minerals Inc. (Parent) for exploration expenses	—	185,282	334,950
Changes in operating assets and liabilities:
Accounts payable	2,895	6,574	29,823
Accrued expenses	64,189	309,790	537,951
Net cash used in operating activities	(62,569)	(649,276)	(5,006,892)

INVESTING ACTIVITIES:
Purchases of equipment	—	(28,106)	(143,628)
Net cash used in investing activities	—	(28,106)	(143,628)

FINANCING ACTIVITIES:
Checks written in excess of bank balance	—	16,337	—
Advances from Wits Basin Precious Minerals Inc. (Parent)	62,011	661,045	5,151,617
Net cash provided by financing activities	62,011	677,382	5,151,617

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(558)	—	1,097
CASH AND CASH EQUIVALENTS, beginning of period	1,655	—	—
CASH AND CASH EQUIVALENTS, end of period	$1,097	$—	$1,097

Supplemental cash flow information:
Cash paid for interest	$—	$—	$833
Cash paid for income taxes	$—	$—	$—
Accrued expenses converted to a convertible note payable	$451,590	$—	$451,590

The accompanying notes are an integral part of these financial statements.

GREGORY GOLD PRODUCERS, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2009
(unaudited)

NOTE 1 – NATURE OF BUSINESS

Gregory Gold Producers, Incorporated (“we,” “us,” “our,” “Gregory Gold” or the “Company”), a Colorado corporation, is a minerals exploration company and a wholly owned subsidiary of Wits Basin Precious Minerals Inc. (“Wits Basin” or “Parent”).

In January 2005, Wits Basin acquired certain rights to purchase the Bates-Hunter Mine (the “Bates-Hunter Mine”) a prior producing gold mine located in Central City, Colorado. These rights further granted Wits Basin exploration rights of the Bates-Hunter Mine properties. Gregory Gold has been used by Wits Basin solely as the operating entity for the exploration activities in Colorado. We hold minimal assets related to operating the water treatment plant and area maintenance.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The preparation of these financial statements include the use of “carve out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the Wits Basin level, which related to or were incurred on behalf of the Company have been identified and allocated as appropriate to reflect the stand-alone financial results of the Company, in accordance with accounting principles generally accepted in the United States of America. In the ordinary course of business, Wits Basin provides various services, including accounting, treasury, tax, legal, human resources, public affairs and executive oversight. Costs for these services are charged to the Company by Wits Basin based on specifically identifiable expenses or are allocated to the Company by Wits Basin based primarily upon the Company's exploration activities. Both the Company and Wits Basin consider these cost allocations to be reasonable reflections of the cost of services provided. Charges for these services totaled $21,582 and $28,908 for the six months ended June 30, 2009 and 2008, respectively, and are included in general and administrative expenses. These charges may not necessarily be indicative of the cost the Company would incur for these services if it was a stand-alone, independent company.

The intercompany advances from Wits Basin do not bear interest, as such, no interest expense has been reflected in these financial statements.

Fair Value of Financial Instruments

The respective carrying value of certain on-balance sheet financial instruments approximates their fair values.  These financial instruments include cash, accounts payable, accrued liabilities and debt. Fair values were assumed to approximate cost or carrying values as most of the debt was incurred recently and the assets were acquired within one year. At June 30, 2009, we did not have any financial assets or financial liabilities measured at fair value on a recurring basis using significant unobservable inputs.

NOTE 3 – COMPANY’S CONTINUED EXISTENCE

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, assuming we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  For the six months ended June 30, 2009, we incurred losses from operations of $138,913. At June 30, 2009, we had an accumulated deficit of $5,991,403 and a working capital deficit of $5,748,320.  Our ability to continue as a going concern is dependent entirely on receiving funds from Wits Basin and their ability to raise the capital or debt directly identified for our operations. If we are unable to obtain the necessary capital, we may have to cease operations.

NOTE 5 – EQUIPMENT

Depreciation on allowable assets is calculated on a straight-line method over the estimated useful life, presently ranging from two to seven years. Components of our fixed assets are as follows:

June 30,
2009
Equipment	$117,605
Less accumulated depreciation	(55,764)
$61,841

NOTE 6 – CONVERTIBLE NOTE PAYABLE

In 2008, Wits Basin entered into a drilling agreement with Cabo Drilling (America) Inc., a Washington corporation formerly known as Advanced Drilling, Inc (“Cabo”), whereby they drilled a series of holes on the Bates-Hunter property with the purpose to intersect specific targets deemed important by the geological team, with such data to be added to the existing 3-D mapping compiled so far. As of April 27, 2009, Wits Basin had outstanding amounts owed to Cabo of $409,613 for drilling expenses and $41,977 for interest charges.

On April 28, 2009, Wits Basin entered into a convertible debenture with Cabo, pursuant to which they issued to Cabo a 12% Convertible Debenture dated April 27, 2009 (the “Debenture”), in the principal amount of $511,590, which formalized the repayment of $451,590 owed to them plus $60,000 for legal fees in connection with the signing of this note. The Debenture has a maturity date of April 27, 2012, with scheduled payments of $150,000 due each anniversary with a final payment due of the remaining balance on the third anniversary.  The Debenture is convertible at the option of the holder at any time into shares of Wits Basin’s common stock at a conversion price of $0.20 per share, subject to standard anti-dilutive adjustments. There was no beneficial conversion charge recorded as Wits Basin’s common stock fair market value on the commitment date was $0.06, which is below the conversion price. Wits Basin issued the Debenture to Cabo in satisfaction of an outstanding payable to Cabo for drilling services performed during 2008, relating to the Bates-Hunter property, and we have recorded the debt transaction as it pertained directly to the Bates-Hunter property. The $60,000 discount related to legal fees is being amortized to interest expense over the term of the debt.

The following table summarizes the convertible note balance:

Conversion of accrued drilling expenses on April 27, 2009	$409,613
Add: interest charges owed and legal fees incurred	101,977
511,590
Less: original issue discount for the legal fees	(60,000)
Add: amortization of original issue discount	3,333
Less: principal payments	—
Balance at June 30, 2009	$454,923

As of June 30, 2009, the outstanding principal balance is $511,590 with accrued interest of $10,826.

Future maturities of this debt as of June 30 are as follows:

2010	$150,000
2011	$150,000
2012	$211,590
$511,590

NOTE 7 – EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In April 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) No. FAS 157-4, Determining Fair Values When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly. This FSP provides guidance on (1) estimating the fair value of an asset or liability when the volume and level of the activity for the asset or liability have significantly declined and (2) identifying transactions that are not orderly. This FSP also amends certain disclosure provisions of SFAS No. 157 to require, among other things, disclosures in interim periods of the inputs and valuation techniques used to measure fair value. With the adoption of this FSP at June 30, 2009, it did not have a material impact on our financial position, results of operations, or cash flows.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments. This FSP essentially expands the disclosure about fair value of financial instruments that were previously required only annually to be also required for interim period reporting. In addition, this FSP requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. With the adoption of this FSP at June 30, 2009, it did not have a material impact on our financial position, results of operations, or cash flows.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events. SFAS No. 165 is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. SFAS No. 165 is effective for interim and annual periods ending after June 15, 2009. With the adoption of this FSP at June 30, 2009, it did not have a material impact on our financial position, results of operations, or cash flows.

In June 2009, the FASB issued Statement of Financial Accounting Standards Statement No. 168, Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles (“SFAS 168”), which establishes the Codification as the single source of authoritative US GAAP. This statement is effective for interim and annual statements issued after September 15, 2009 and will change the way we reference accounting standards in future disclosures.

NOTE 8 – SUBSEQUENT EVENTS

Transfer of Gregory Gold by Wits Basin

On September 3, 2009, Wits Basin contributed all of its equity interests in us to Hunter Bates Mining Corporation (“Hunter Bates”), a Minnesota corporation, thereby making us a wholly owned subsidiary of Hunter Bates.  Hunter Bates is a sister company of ours and is a minerals exploration and development company based in Minneapolis, Minnesota and also a wholly owned subsidiary of Wits Basin.

Share Exchange Agreement

On September 11, 2009, Wits Basin and Hunter Bates entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Princeton Acquisitions, Inc., a Colorado corporation (“Princeton”), whereby the shareholders of Hunter Bates would exchange their Hunter Bates securities, on a share-for-share basis, for securities of Princeton (the “Share Exchange”). Upon consummation of the Share Exchange, Hunter Bates will be a wholly owned subsidiary of Princeton.  Princeton is a company subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its common stock is currently quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “PRAQ.OB.”  Princeton has not had significant operations or assets since inception and has actively sought potential opportunities for an acquisition, sale or merger since inception in 1985.

Effective September 29, 2009, Princeton completed the Share Exchange with the shareholders of Hunter Bates. Immediately prior to the effectiveness of the Share Exchange, certain shareholders of Princeton sold 1,383,543 shares of Princeton common stock to Wits Basin for $262,500.  As a result of these transactions, Wits Basin holds approximately 94% of the issued and outstanding shares of Princeton common stock and accordingly, Princeton became a majority owned subsidiary of Wits Basin.